SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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x Preliminary Proxy Statement

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CHINA INFRASTRUCTURE INVESTMENT CORPORATION Name of the Company as Specified In Its Charter
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CHINA INFRASTRUCTURE INVESTMENT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of China Infrastructure Investment Corporation (the “Company”) for the fiscal year ended June 30, 2009.  The Annual Meeting will be held at The Xingyajianguo Hotel, Jinshui Road, Zhengzhou Province, The People’s Republic of China on June 18, 2010 beginning at 10:00 a.m. local time.

The Annual Meeting of the Company is being held for the following purposes:

1.           To elect the following seven persons to serve as the Company’s directors:

Li Xipeng	Zhang Chunxian	Sun Jianhao	Huang Yuemin
Xu Huiqing	Li Changlai	Aaron Zhu

2.	To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010; and

3.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The board of directors of the Company recommends a vote “for” the director nominees and for each proposal listed above.

The board of directors of the Company has fixed the close of business on May 3, 2010 as the record date (the “Record Date”) for determining those stockholders who will be entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 18, 2010:  The 2009 Proxy Statement, the Annual Report to Stockholders for the year ended June 30, 2009 and the Company’s Quarterly Report for the period ended March 31, 2010 are also available at http://www.

The Company’s Annual Report to Stockholders for the year ended June 30, 2009 and the Company’s Quarterly Report for the period ended March, 2010 is enclosed with this notice.  The following proxy statement and enclosed proxy card is being sent to each stockholder of record as of the Record Date.  You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend but desire the proxy holders to vote your shares, please date and you’re your proxy card and return it in the enclosed package paid envelope.  The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend.  Please return the proxy card promptly to avoid the expense of additional proxy solicitation.  If you sign and return your proxy card without indicating your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the board of directors.

FOR THE BOARD OF DIRECTORS

/s/ Wang Feng
Wang Feng
Corporate Secretary

April 15, 2010 Zhengzhou, Henan Province, China

CHINA INFRASTRUCTURE INVESTMENT CORPORATION
________________________

PROXY STATEMENT

For Annual Meeting to be Held on June 18, 2010 at 10:00am local time

_______________________

This Proxy Statement contains information related to the Annual Meeting of Stockholders (the “Annual Meeting”) of China Infrastructure Investment Corporation, a Nevada corporation (the “Company”) for the fiscal year ended June 30, 2009, to be held at The Xingyajianguo Hotel, Jinshui Road, Zhengzhou Province, The People’s Republic of China on June 18, 2010, beginning at 10:00 a.m. local time, and at any postponements or adjournments thereof, for the purposes set forth herein.  This Proxy Statement, the enclosed proxy, a copy of the Company’s Annual Report to Stockholders for the fiscal year ended June 30, 2009 and a copy of the Company’s Quarterly Report for the period ended December 31, 2010 are first being mailed on or about May 4, 2010, to all stockholders entitled to vote.  The Company is making this proxy solicitation.

ABOUT THE MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, which relates to the election of directors and the ratification of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

Who is Entitled to Vote?

Only stockholders of record on the close of business on May 3, 2010 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of the Company’s common stock that they held on the Record Date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.  Each outstanding share of the Company’s common stock will be entitled to vote on each matter to be voted upon at the Annual Meeting.  The holders of common stock vote together as a single class.

Description of Capital Stock	Number of Votes	Total Votes

Common Stock, par value $0.001 per share	One Vote Per Share	80,000,000

Who Can Attend the Annual Meeting?

All stockholders of record as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.  Seating, however, is limited.  Admission to the Annual Meeting will be on a first-come, first-serve basis.  Registration will begin at 8:30 a.m., and seating will begin at 8:45 a.m.  Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.  Cameras, recording devices and other electronic devices, including cell phones will not be permitted at the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check-in at the registration desk at the Annual Meeting.

What Constitutes a Quorum?

The presence at the Annual Meeting, represented in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting the Annual Meeting to conduct its business.  As of the Record Date, the stockholders held a total of 80,000,000 votes.  As such, holders of at least 40,000,001 shares (i.e., a majority) must be present at the meeting, in person or by proxy, to obtain a quorum.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.  If a quorum is not present at the Annual Meeting, the Company expects that the Annual Meeting will be adjourned to solicit additional proxies.  Stockholders may not cumulate their votes.

How Do I Vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, then it will be voted as you direct.  If you are a registered stockholder and attend the meeting, then you may deliver your completed proxy card in person or vote by ballot at the meeting.  Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail.  You should follow the instructions you receive from your nominee to vote those shares.  If you are a stockholder who owns shares through a nominee and plan to attend the Annual Meeting, you should obtain a proxy form from the institution that holds their shares and bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.  Even if you plan to attend the Annual Meeting, the Company urges you to vote in advance.  If you choose to vote by mail, simply mark your proxy card and then date, sign and return it in the postage-paid envelope provided.

What are Broker Non-Votes?

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and ratification of the appointment of the Company’s independent registered public accounting firm, but cannot vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to the Company, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting.  You are encouraged to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the Annual Meeting.

What if I Do Not Specify How My Shares are to Be Voted?

If you submit a proxy but do not indicate any voting instructions, then your shares will be voted in accordance with the board of directors’ recommendations.

Can I Change My Vote After I Return My Proxy Card?

Yes.  Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of China Infrastructure Investment Corporation either a notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting of directors will not by itself revoke a previously granted proxy.  The Company’s Corporate Secretary is located at the Company’s principal executive office, which is located at Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road, Zhengzhou, Henan Province, The People’s Republic of China.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What Am I Voting On?

There are two (2) matters scheduled for a vote at the Annual Meeting:

(1)	The election of seven directors to hold office until the 2010 annual meeting of stockholders (Item No. 1 on the proxy card); and

(2)	To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010 (Item No. 2 on the proxy card).

What Vote is Required to Approve Each Item?

Election of Directors.  The affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election at the meeting at which a quorum is present is required for the election of directors.  This means that the seven nominees will be elected if they receive more affirmative votes than any other person.  A properly executed proxy marked “Withheld” with respect to the election of any director will not be voted with respect to such director indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Independent Registered Accounting Firm.  Approval of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010 will require the affirmative vote of the holders of a majority of the Company’s common stock present in person or represented by proxy at the meeting voting on the proposal at which a quorum is present.  A properly executed proxy marked “Abstain” with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.  Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.

What are the Board of Directors’ Recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the board of directors.  The board of directors’ recommendation is set forth together with the description of such item in this proxy statement.  In summary, the board of directors recommends a vote:

•	For the election of the nominated slate of directors (see page 9);

•	For the ratification of the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010 (see page 10).

Who is Paying For This Proxy Solicitation?

The Company will pay for the entire cost of soliciting proxies which will aggregate approximately $5,000.00. In addition to these mailed proxy materials, our directors, officers and other employees may also solicit proxies in person, by telephone or by other means of communication. directors, officers and other employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth each person known by us to be the beneficial owner of five (5%) percent or more of the Company’s common stock, all directors individually and all directors and officers as a group as of April 2, 2010. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Name and Address of Beneficial Owner (1)	Amount of Direct Ownership After Exchange	Amount of Indirect Ownership After Exchange		Total Beneficial ownership After Exchange		Percentage of Class (2)

Li Xipeng, Chief Executive Officer and Chairman of the Board	0	32,486,250	(3)	32,486,250	(3)	40.61%

Zhang Chunxian, Chief Financial Officer and Director	0	6,497,250	(4)	6,497,250	(4)	8.13%

Lin Jie, Vice President of Operations	0	6,497,250	(5)	6,497,250	(5)	8.13%

Wu Lei, Vice President of Strategy Development	0	6,497,250	(6)	6,497,250	(6)	8.13%

Wang Feng, Corporate Secretary	0	0		0		0%

Sun Jianhao, Director	0	6,497,250	(7)	6,497,250	(7)	8.13%

Huang Yuemin, Director	0	0		0		0%

Xu Huiqing, Director	0	0		0		0%

Li Changlai, Director	0	0		0		0%

Aaron Zhu, Director	0	0		0		0%

ALL DIRECTORS AND OFFICERS AS A GROUP (10 PERSONS):	0	58,475,250		58,475,250		73.10%

Joylink Holdings Limited Room 42, 4F, New Henry House 10 Ice House Street Central, Hong Kong	64,972,500	0		64,972,500		81.22%

Shu Hongying Room 14 Unit 4, 11 Building Sichangdong Street Zhengzhou, Henan the PRC	0	6,497,250	(8)	6,497,250	(8)	8.13%

(1)	Unless otherwise noted, each beneficial owner has the same address as the Company.

(2)
Applicable percentage of ownership is based on 80,000,000 shares of our common stock outstanding as of May 3, 2010, together with securities exercisable or convertible into shares of common stock within sixty (60) days of May 3, 2010 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(3)
Li Xipeng, the Company’s Chairman and Chief Executive Officer, owns 50% of Joylink Holdings Limited, which owns 64,972,500 shares of the Company’s common stock. Therefore, Li Xipeng may be considered to beneficially own 32,486,250 shares.

(4)
Zhang Chunxian, the Company’s Chief Financial Officer and director, owns 10% of Joylink Holdings Limited, which owns 64,972,500 shares of the Company’s common stock. Therefore, Zhang Chunxian may be considered to beneficially own 6,497,250 shares.

(5)
Lin Jie, the Company’s Vice President, owns 10% of Joylink Holdings Limited, which owns 64,972,500 shares of the Company’s common stock. Therefore, Lin Jie may be considered to beneficially own 6,497,250 shares.

(6)
Wu Lei, the Company’s Vice President, owns 10% of Joylink Holdings Limited, which owns 64,972,500 shares of the Company’s common stock. Therefore, Wu Lei may be considered to beneficially own 6,497,250 shares.

(7)
Sun Jianhao, the Company’s Vice President, owns 10% of Joylink Holdings Limited, which owns 64,972,500 shares of the Company’s common stock. Therefore, Sun Jianhao may be considered to beneficially own 6,497,250 shares.

(8)	Shu Hongying owns 10% of Joylink Holdings Limited, which owns 64,972,500 shares of the Company’s common stock. Therefore, Shu Hongying may be considered to beneficially own 6,497,250 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES

General

The Company currently has seven authorized members on its board of directors.  The Company’s Bylaws give the board of directors the authority to establish, increase or decrease the number of directors.  The nominees for election at the Annual Meeting of Stockholders to the board of directors are Li Xipeng, Zhang Chunxian, Sun Jianhao, Huang Yuemin, Xu Huiqing, Li Changlai and Aaron Zhu, all of whom currently serve on the board of directors and all of whom have advised the Company of their willingness to serve as a member of the Company’s board of directors if elected.  You can find information about the nominees below under the Section entitled “board of directors and Executive Officers”.

If elected, the nominees will serve as directors until the Company’s annual meeting of stockholders in 2010, or until their successors are elected and qualified.  If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.

Vote Required

You may vote in favor or against any or all of the nominees and you may also withhold your vote as to any or all of the nominees.  The affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election at the meeting at which a quorum is present is required for the election of directors.   For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of quorum.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE REAPPOINTMENT OF WEINBERG & COMPANY, P.A.

The Audit Committee has recommended the reappointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.  Weinberg & Company, P.A. has served as the Company’s independent public accounting firm since January 14, 2009.  The Company dismissed its prior independent registered public accounting firm and engaged Weinberg & Company, P.A. effective May 14, 2008 in connection with the February 8, 2008 reverse-merger share exchange transaction (the “Exchange”) whereby the Company became the parent company of Color Man Holdings Limited, a British Virgin Islands company (“CMH”), CMH’s wholly-owned and chief operating subsidiary, Wise On China Limited, a holding company formed under the laws of Hong Kong (“WOC”) and Pingdingshan Pinglin Expressway Co., Ltd., a company organized under the laws of the PRC and the wholly-owned subsidiary of WOC and chief operating company of the Company (“Ping”).

Representatives of Weinberg & Company, P.A. are not expected to be at the Annual Meeting and respond to appropriate questions in person, however Weinberg & Company, P.A. will be available via telephone to answer questions as appropriate and will have an opportunity to make a statement if they desire to do so.

The stockholders are being requested to ratify the reappointment of Weinberg & Company, P.A. at the Annual Meeting.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

           Effective May 14, 2008, HJ & Associates, LLC (“HJ”) resigned as the Company’s independent registered public accounting firm.

HJ’s report on the Company’s financial statements for the previous two fiscal years, as well as the subsequent interim period through May 14, 2008, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles; however, the report included an explanatory paragraph wherein HJ expressed substantial doubt about the Company’s ability to continue as a going concern.

The resignation of the independent registered public accountants was approved by the Company’s board of directors effective May 14, 2008.

During the Company’s previous two fiscal years, as well as the subsequent interim period through May 14, 2008, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

During the Company’s previous two fiscal years, as well as the subsequent interim period through May 14, 2008, HJ did not advise the Company of any of the matters identified in Item 304(a)(v)(A) - (D) of Regulation S-K.

The Company has requested HJ to furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of such letter is referenced as Exhibit 16.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

On May 14, 2008, the board of directors of the Company approved the engagement of Weinberg & Company, P.A.  as its independent registered public accounting firm to audit the Company’s financial statements, effective immediately.  The Company did not consult Weinberg & Company, P.A. on any matters described in Item 304(a)(2) of Regulation S-K during the Company’s two (2) previous fiscal years or any subsequent interim period prior to engaging Weinberg & Company, P.A.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2008 and 2009

The following is a summary of fees incurred for services rendered by Weinberg & Company, P.A. for the years ended June 30, 2008 and 2009.

Audit Fees

During the fiscal years ended June 30, 2009 and 2008, the fees for our principal accountant were approximately $310,000 and $265,000, respectively, representing services for quarterly reviews and the year end audits.

Audit-Related Fees

During the fiscal years ended June 30, 2009 and 2008, the fees for our principal accountant’s audit related services were $1,125 and $0, respectively, and were reasonably related to the performance of the audit or review of financial statements.

Tax Fees

During the fiscal years ended June 30, 2009 and 2008, our principal accountant did not render tax compliance, tax advice and tax planning services.

All Other Fees

During the fiscal years ended June 30, 2009 and 2008, there were no fees for products and services provided by the principal accountant other than those set forth above.

Audit Committee Pre-Approval Policy

The policy of the Audit Committee is to pre-approve all audit and non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax fees, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre approval authority to certain committee members when expedition of services is necessary. The independent accountants and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval delegation, and the fees for the services performed to date. All of the services described above in this Section were approved in advance by the Audit Committee during the fiscal year ended June 30, 2009.

Vote Required

The affirmative vote of the holders of a majority of the Company’s common stock present in person or represented by proxy at the meeting voting on the proposal at which a quorum is present is required to ratify the reappointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.  For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of quorum.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

The Company’s executive officers, our current directors and our director nominees who have been nominated for election as directors at the Annual Meeting, the positions held by them and their ages as of May 3, 2010 are as follows:

Name	Age	Position(s)
Li Xipeng	46	Chief Executive Officer, Chairman of the Board and Director Nominee
Zhang Chunxian	44	Chief Financial Officer, Director and Director Nominee
Lin Jie	48	Vice President of Operations
Wu Lei	32	Vice President of Strategy Development
Wang Feng	37	Corporate Secretary
Sun Jianhao	47	Director and Director Nominee
Huang Yuemin	52	Director and Director Nominee
Xu Huiqing	56	Director and Director Nominee
Li Changlai	45	Director and Director Nominee
Aaron Zhu	42	Director Nominee

Biographies

Li Xipeng has served as Chief Executive Officer of the Company and has served as a director of the Company since February 8, 2008 and as Chairman of Ping since May 2003. Prior to that, Mr. Li served as Chairman of Henan Shengrun Venture Investment Management Co., Ltd. in the PRC since May 2001 and prior to that he served as Chairman of Henan Shengrun Real Estate Co., Ltd. in the PRC since May 2000. Mr. Li is also currently the legal representative of Ping. Mr. Li graduated from Zhongnan University of Economics and Law and he earned his EMBA at Cheung Kong Graduate School of Business.

Zhang Chunxian has served as Chief Financial Officer of the Company since March 9, 2008 and has served as Chief Financial Officer of Ping since May 2003. Prior to that, Mr. Zhang served as Manager in the Trust and Investment Department of Zhongyuan Trust and Investment Co., Ltd. in the PRC. Mr. Zhang is a Chinese Certified Public Accountant.

Lin Jie has served as a Vice President of Operations of the Company since March 9, 2008 and has served as Manager of the Finance Department and as Assistant to the General Manager of Ping since May 2003. Prior to that, Ms. Lin served as Manager of the Finance Department of Henan Shengrun Real Estate Co., Ltd. in the PRC since March 2000.

Wu Lei has served as Vice President of Strategy Development of the Company since March 9, 2008. Ms. Wu earned her BSc. at Wuhan University (Law) in 2000 and her Masters degree in economics in 2006. Ms. Wu has no prior work experience.

Wang Feng has served as Corporate Secretary of the Company since March 9, 2008 and has served as the corporate secretary of Ping since May 2007. Prior to that, Mr. Wang served as Investment Manager of Henan Hi-Tech Venture Capital Co., Ltd. in the PRC from March 2006 to May 2007 and as Investment Manager of Zhongyuan Trust and Investment Co., Ltd. in the PRC from November 2003 through February 2006. Prior to that Mr. Wang earned his Masters degree from Beijing Information Science and Technology University and his BSc. at Hunan University. Mr. Wang is a Chinese Certified Public Accountant.

Sun Jianhao has served as a director of the Company since March 9, 2008 and has served as Chairman of Pingdingshan Zhongya Road and Bridge Construction Co., Ltd. in the PRC since November 2004. Prior to that Mr. Sun served as deputy director of Pingdingshan Development and Planning Commission in the PRC from September 2004 through October 2004. Mr. Sun also served as deputy director of Pingdingshan New District Management Commission in the PRC from August 1999 through August 2004.

Huang Yuemin has served as a director of the Company since March 9, 2008 and has served as Manager in the International Operations Department, and Chairman and General Manager of Zhongyuan Trust and Investment Co., Ltd. in the PRC since March 1990. Prior to that, Mr. Huang served as Director in the Investment Department of Henan Development and Planning Commission in the PRC from August 1984 through February 1990. Mr. Huang earned his Associate’s degree from Tianjin University.

Xu Huiqing has served as a director of the Company since March 9, 2008 and has served as Chairman and General Manager of Pingdingshan High Way Construction Co., Ltd. in the PRC since June 2003. Prior to that, Mr. Xu served as deputy director of Pingdingshan Bureau of Communications in the PRC from March 2002 through June 2003. Prior to that, Mr. Xu served as Deputy Director General for Pingdingshan Geography and Mine Bureau in the PRC from May 1994 through March 2002.

Li Changlai has served as a director of the Company since March 9, 2008 and has served as General Manager of Weilan Highway Investment Construction Co., Ltd. since December 2004. Prior to that, Mr. Li served as Chief Engineer of Henan Highway Development Co., Ltd. from June 2002 through December 2004. Prior to that Mr. Li served as Manager of Department of Zhumadian Expressway Managing for Henan Highway Development Co., Ltd. in the PRC from October 2001 through June 2002. Mr. Li earned his Masters degree at Changan University.

Aaron Zhu is being nominated to serve as a director of the Company.  Mr.Zhu is an Independent Investment and Finance Consultant at Convergence International in Mansfield, Ohio and has served in such capacity since February 2006.  From January 1997 through March 2000, Mr. Zhu served as Corporate Controller of Harrington Signal Corporation, a US company based in Illinois.  Mr. Zhu then served as Executive Director of Dichain Holdings from April 2000 through March 2003, as Executive Director of China Merchants Dichain (Asia), public company in Hong Kong (HKSE: 00632) from March 2003 through September 2004, as Executive Director and Chief Financial Officer of DF China Technology (NASDAQ: DFCT) from April 2003 through October 2004, Co-Chief Executive Officer of China Technology Development Corp. (NASDAQ: CTDC) from May 2005 through February 2006 and as a Financial Advisor at Morgan Stanley from April 2007 through February 2008.  Mr. Zhu also currently serves as an Adjunct Professor at North Central State College and at Mount Vernon Nazarene University in Ohio.  Mr. Zhu received his Bachelors degree in Management from the University of Shenzhen China and his MBA from Regent University in Virginia.

CORPORATE GOVERNANCE AND BOARD MEMBERS

Code of Ethics

The Company has adopted a Code of Ethics, as required by the rules of the SEC and NASDAQ. This Code of Ethics applies to all of the Company’s directors, officers and employees. The Code of Ethics, and any amendments to, or waivers from, the Code of Ethics is available in print, at no charge, to any stockholder who requests such information.  The Company’s Code of Ethics is also available as Exhibit 14.1 to the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on September 29, 2008 and is available at www.sec.gov (and more specifically, at http://www.sec.gov/Archives/edgar/data/1311369/000114420408054992/v127470_ex14-1.htm).

Director Independence

The Company’s board of directors has determined that five out of the seven members of the Company’s board of directors are independent based on the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.  The following directors are independent: Sun Jianhao, Huang Yuemin, Xu Huiqing, Li Changlai and Mu Xinjie. The following directors are not independent: Li Xipeng and Zhang Chunxian.  If elected, Mr. Aaron Zhu will be considered independent.

Family Relationships

There are no family relationships between or among the members of the board of directors (including the nominees) or other executives. None of the Company’s current or nominated directors and officers are directors or executive officers of any company that files reports with the SEC, except as set forth in the biographies set forth above.

Involvement in Certain Legal Proceedings

None of the members of the board of directors, nominated directors or other executives has been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending members of the Company’s board of directors or other executives from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws.

Meetings of the Board of Directors

During the year ended June 30, 2009, the Company’s board of directors held two meetings and each incumbent director attended at least 75% of the aggregate number of meetings held by the board of directors and those committees of the Board on which they served.

Committees of the Board of Directors

The Company’s board of directors has an Audit Committee, a Compensation Committee and a Nominating Committee. A brief description of each committee is set forth below.

•
Audit Committee – The purpose of the Audit Committee is to provide assistance to the Company’s board of directors in fulfilling their oversight responsibilities relating to the Company’s consolidated financial statements and financial reporting process and internal controls in consultation with the Company’s independent registered public accountants and internal auditors. The Audit Committee is also responsible for ensuring that the independent registered public accountants submit a formal written statement to us regarding relationships and services which may affect the auditors’ objectivity and independence. During fiscal 2009, members of the Audit Committee were independent directors Huang Yuemin, Xu Huiqing and Mu Xinjie. The Company’s current Audit Committee financial expert is Mu Xinjie, an independent director. The Audit Committee met two times during the fiscal year ended June 30, 2009.

•
Compensation Committee – Independent directors Xu Huiqing, Huang Yuemin and Li Changlai were members of the Company’s Compensation Committee during fiscal 2008. The purpose of the Compensation Committee is to review and make recommendations to the Company’s board of directors regarding all forms of compensation to be provided to the executive officers and directors of the Company’s company, including stock compensation and loans, and all bonus and stock compensation to all employees. The Compensation Committee met two times during the fiscal year ended June 30, 2009.

•
Nominating Committee – Independent directors Li Changlai, Huang Yuemin and Xu Huiqing were members of the Company’s Nominating Committee, effective May 21, 2008. The purpose of the Nominating Committee is to review the composition and evaluate the performance of the Board, recommend persons for election to the Board and evaluate director compensation; The nominating committee is also responsible for reviewing the composition of committees of the Board and recommending persons to be members of such committees, and maintaining compliance of committee membership with applicable regulatory requirements. The Nominating Committee met two times during the fiscal year ended June 30, 2009. The Company has not adopted procedures by which security holders may recommend nominees to the Company’s board of directors.

EXECUTIVE COMPENSATION

The following table sets forth compensation information for services rendered by the Company’s named executive officers and certain of the Company’s former principal executive officers in all capacities during the last two completed fiscal years (ended June 30, 2008 and 2009).  The following information includes the U.S. dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Name And Principal Function	Year	Salary	Bonus	Employer’s Contribution to Mandatory Pension and other benefits	Total
(a)	(b)	($) (c)	($) (d)	($)	($) (j)
Li Xipeng, Chief Executive Officer (1)	2009 2008	-0- -0-	-0- -0-	-0- - 0-	-0- -0-

Zhang Chunxian, Chief Financial Officer (2)	2009 2008	16,283 15,000	7,309 7,517	-0- 5,730	23,592 28,247

Lin Jie, Vice President of Operations (3)	2009 2008	12,655 11,706	5,824 5,998	-0- 4,472	18,479 22,176

Wu Lei Vice President of Strategy Development (4)	2009 2008	11,237 4,713	4,875 1,100	4,506 1,800	20,654 7,613

Wang Feng, Corporate Secretary (5)	2009 2008	12,376 11,623	5,211 4,619	877 4,440	18,464 20,682

Narrative Disclosure to Summary Compensation Table

During the year ended June 30, 2009, the Company paid an aggregate of approximately $214,547 in cash compensation to the Company’s management team members, including $129,331 for salary, $55,179 for bonus and $30,037 for benefits. The Company paid an aggregate of approximately $81,369 to the Company’s senior executive officers, including salary, bonus and benefits.  During the year ended June 30, 2008, the Company paid an aggregate of approximately $205,683 in cash compensation to the Company’s management team members, including $109,568 for salary, $54,260 for bonus and $41,855 for benefits. The Company paid an aggregate of approximately $78,718 to the Company’s senior executive officers, including salary, bonus and benefits. The Company’s senior executive officers are eligible to receive cash bonuses which are paid on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific company-wide goals. The amount of the bonus is determined by the Company’s compensation committee at the end of each fiscal year.

In order to retain experienced and senior level executives, the Company believes that the salary and bonus compensation of the Company’s senior executives is one of the highest among local equivalent companies. The Company will continue to provide competitive salary and bonus compensation to retain and recruit high quality executives and employees.

The Company will introduce option and equity based incentive scheme in the future as compensation for the Company’s senior executives and independent directors for the successful operation results.

All senior executives have the standard three-year employment service contracts in accordance with applicable PRC regulations. None of these service contracts provides benefits upon termination. These are standard employment service contracts without any specific terms and duration for any positions that the senior executives are holding. In addition, the Company did not provide any pension or retirement plans for senior executives other than the mandatory plans required by the PRC government.

The Company currently does not have an equity/option – based compensation plan for senior executives. None of the senior executives has been granted any rights to equity or options.

Employee Agreements

The Company has entered into three-year service contracts with all of the Company’s employees in accordance with applicable PRC regulations. None of these service contracts provides benefits upon termination. The Company was required under PRC law to make monthly contributions in amounts equal to 20.0%, 8.2%, and 10% of the Company’s employees’ average monthly salary in the preceding year to a pension plan, a medical insurance plan, and employee housing plan, respectively, each for the benefit of the Company’s employees subject to certain statutory limits.

The Company’s employees are not subject to any collective bargaining agreement. The Company has not been involved in any material labor disputes. The Company believes that the Company has a good relationship with its employees.

The Company may terminate his or her employment for cause at any time, with prior written notice, for certain acts of the executive officer, including but not limited to, a conviction of a felony, or willful gross misconduct by the executive officer in connection with his or her employment, and in each case if such acts have resulted in material and demonstrable financial harm to us. An executive officer may, with prior written notice, terminate his or her employment at any time for any material breach of the employment agreement by us that is not remedied promptly after receiving the remedy request from the employee. Furthermore, either party may terminate the employment agreement at any time without cause upon advance written notice to the other party. Upon termination, the executive officer is generally entitled to a severance pay of at least one month but not exceeding twelve months amount of salary.

Each executive officer has agreed to hold, both during and subsequent to the terms of his or her agreement, in confidence and not to use, except in pursuance of his or her duties in connection with the employment, any of the Company’s confidential information, technological secrets, commercial secrets and know-how.

DIRECTOR COMPENSATION

Director Compensation

The following table sets forth certain information relative to compensation paid to outside directors as of the years ended June 30, 2009 and June 30, 2008:

Name And Principal Function	Year	Salary	Bonus	other benefits	Total
(a)	(b)	($) (c)	($) (d)	($)	($) (j)
Huang Yuemin (1)	2009 2008	-0- -0-	-0- -0-	- 0 – - 0 –	-0- -0-

Mu Xinjie (2)	2009 2008	52,560 14,211	-0- -0-	-0- -0-	52,560 14,211

Sun Jianhao (3)	2009 2008	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Xu Huiqing (4)	2009 2008	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Li Changlai (5)	2009 2008	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Narrative To Director Compensation Table

During the fiscal year ended June 30, 2009, the Company paid $52,570 to one independent director, Mr. Mu Xinjie, for his financial and accounting expertise on the Audit Committee. Commencing in February 2008, the Company pays him $4,380 (RMB 30,000) per month. The Company did not have any other compensation arrangement for any other directors in 2009. The Company did not pay salaries or any other bonuses or benefits to other directors.

During the fiscal year ended June 30, 2008, the Company paid $14,211 to Mr. Mu Xinjie for his financial and accounting expertise on the Audit Committee. Commencing in February 2008 (the Company pays him $4,139 (RMB 30,000) per month). The Company did not have any other compensation arrangement for any other directors in 2008. The Company did not pay salaries or any other bonuses or benefits to other directors.

The Company intends to implement compensation arrangements in cash for independent directors in fiscal year 2010, which may include fees for retainers, committee services, services as chairman of the board or on committees and meeting attendance.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law authorizes, and the Company’s Bylaws and Articles of Incorporation provide for, indemnification of the Company’s directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us, the Company believes that during the year ended June 30, 2009 all officers, directors and ten percent (10%) beneficial owners who were subject to the provisions of Section 16(a) complied with all of the filing requirements during the year, except for the following persons have failed to file the corresponding documents set forth below:

Name	Form Type(s)	Type of Holder
Li Xipeng	Form 3, Form 4	Chief Executive Officer and Chairman of the Board
Zhang Chunxian	Form 3, Form 4	Chief Financial Officer and Director
Lin Jie	Form 3, Form 4	Vice President of Operations
Wu Lei	Form 3, Form 4	Vice President of Strategy Development
Wang Feng	Form 3	Corporate Secretary
Sun Jianhao	Form 3, Form 4	Director
Huang Yuemin	Form 3	Director
Xu Huiqing	Form 3	Director
Li Changlai	Form 3	Director
Mu Xinjie	Form 3, Form 4	Director
Joylink Holdings, Inc.	Form 3, Form 4	10% Holder

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Notes Receivable to Related Persons

On October 1, 2007, the Company issued a note to Tai Ao Expressway Co., Ltd. (“Tai Ao”) in the principal amount of approximately $70,130,050 for Tai Ao’s construction working capital.  The note was originally due on June 30, 2008 and bore an interest rate equal to 7.83%, with interest to be paid annually and the principal to be paid at maturity.  Tai Ao is controlled by Henan Shengrun Venture Investment Management Co., Ltd., whose controlling shareholder is Li Xipeng, the Company’s director and Chief Executive Officer and Ping’s Chairman.  On June 26, 2008, the Company and Tai Ao entered into a renewal agreement pursuant to which the note was extended to June 29, 2010, bearing interest at a rate of 7.83% per annum.  Interest shall be paid annually and the principal shall be repaid at maturity.  During the fiscal year ended June 30, 2009, the Company received $0 in principal and $4,935,189 in interest payments on the note.  As of March 29, 2010, a total of $7,807,938 was outstanding under the note.

On October 1, 2007, the Company issued a note to Xinyang Expressway Co., Ltd (“Xinyang”) in the principal amount of approximately $69,670,334 for Xinyang’s construction working capital.  The note was originally due on June 30, 2008 and bore an interest rate equal to 7.83%, with interest to be paid annually and the principal to be paid at maturity.  Xinyang is controlled by Henan Yuao Bailing Investment Co., Ltd., whose controlling shareholder is Li Xipeng, the Company’s director and Chief Executive Officer and Ping’s Chairman.  On June 26, 2008, the Company and Xinyang entered into a renewal agreement pursuant to which the note was extended to June 29, 2010, bearing interest at a rate of 7.83% per annum.  Interest shall be paid annually and the principal shall be repaid at maturity.  During the fiscal year ended June 30, 2009, the Company received $623,206 in principal and $5,261,827 in interest payments on the note.  As of March 29, 2010, a total of $77,512,713 was outstanding under the note.

On April 12, 2009, the Company issued a note to Henan Ruijia Industry Co., Ltd (“Ruijia”) in the principal amount of approximately US$2,191,445 for Ruijia’s working capital demand.  Ruijia is controlled by Henan Yuao Bailing Investment Co., Ltd., whose controlling shareholder is Li Xipeng, the Company’s director and Chief Executive Officer and Ping’s Chairman.  Such note is due on April 11, 2010, bearing interest at a rate of 5.31% per annum. The principal and the interest shall be repaid at maturity.  During the fiscal year ended June 30, 2009, the Company received $0 in principal and $0 in interest payments on the note.  As of March 29, 2010, the principal of the note had been repaid and a total interest of $68,281 was outstanding under the note.

On July 28, 2009, Henan Hairun Trade Co., Ltd. (“Hairun”) entered into an agreement with the Company pursuant to which the Company provided a note receivable for $1,462,501 to Hairun for its working capital demand. Hairun is a trading company substantially controlled by Lin Jie, the vice president of operations of the Company.   Such note receivable is due July 27, 2010, and bears a 5.31% interest rate per annum. The principal and the interest are repaid at maturity. As of March 29, 2010, the principal of the note had been repaid and a total interest of $22,868 was outstanding under the note.

On September 27, 2009, the board of directors of the Company approved a share purchase resolution. Pursuant to a letter of intent dated September 27, 2009, the Company shall purchase at least 51% of Tai Ao. The consideration for such purchase will be settled first with a credit to Xinyang, and then the remainder in cash. If the Company successfully negotiates with Tai Ao’s shareholders, the consideration will be determined in accordance with the audited net assets of Tai Ao at the purchase date. If the Company consummates such transaction, Tai Ao would become a subsidiary of the Company and as a result, the note issued and the advance made by the Company to Tai Ao would be eliminated in the consolidated financial statements of the Company. This transaction is expected to be accounted for as an acquisition of a company under common control.

Advances Made on Behalf of Related Person

During the 2008 fiscal year, the Company made advances to suppliers on behalf of Tai Ao for the purchase of construction materials, amounting to approximately $22 million as of June 30, 2008 in order to assist them with their working capital needs.  The Company provided an additional payment on behalf of Tai Ao equal to approximately $11 million for the year ended June 30, 2009 bringing the total advance amount to approximately $33 million.  As of March 29, 2010, the balance of $33 million is unsecured, interest free and due on demand.

Policies and Procedures for Related-Party Transactions

The Company did not have any policies or procedures for related party transactions for the fiscal year ended June 30, 2009.

Promoters and Certain Control Persons

None.

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2010 annual meeting of stockholders, they must deliver a written copy of their proposal no later than 120 days prior to the mailing of the proxy statement and related materials. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in the Company’s proxy materials.

Mailing Instructions

Proposals should be delivered to China Infrastructure Investment Corporation Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road, Zhengzhou, Henan Province, The People’s Republic of China, Attention: Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

 Stockholders who wish to contact any of the Company’s directors either individually or as a group may do so by writing them c/o Corporate Secretary, China Infrastructure Investment Corporation, Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road, Zhengzhou, Henan Province, The People’s Republic of China, by telephone at (011) 86-375-2754377 specifying whether the communication is directed to the entire board or to a particular director. Stockholder letters are screened by Company personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that that such communications relate to matters that are within the scope of responsibilities of the board or a Committee.

OTHER BUSINESS

The board of directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Wang Feng_________________________
Wang Feng
Corporate Secretary

Dated: April 15, 2010 Changxing, Zhejiang Province, China

APPENDIX A

ANNUAL MEETING OF STOCKHOLDERS OF

CHINA INFRASTRUCTURE INVESTMENT CORPORATION

JUNE 18, 2010

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

[Missing Graphic Reference]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND PROPOSAL 3.  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of Directors	FOR ALL THE NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)	NOMINEE:

		☐	☐	☐	☐	Li Xipeng
					☐	Huang Yuemin
					☐	Xu Huiqing
					☐	Li Changlai
					☐	Aaron Zhu
					☐	Sun Jianhao
					☐	Zhang Chunxian

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee(s) you wish to withhold, as shown here: ☒

2.	Approve the reappointment of Weinberg & Company, P.A., as the Company’s independent registered public accounting firm for the year ending March 31, 2010.

		FOR	AGAINST		ABSTAIN
		☐	☐		☐

Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	Please check here if you plan to attend the meeting.	☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CHINA INFRASTRUCTURE INVESTMENT CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of China Infrastructure Investment Corporation, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April __, 2010, and hereby appoints Li Xipeng, the Company’s Chief Executive Officer and Chairman of the Board, and Wang Feng, the Company’s Corporate Secretary, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of China Infrastructure Investment Corporation to be held on June 18, 2010, at 10:00 am, local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)